UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Earliest Event Reported: November 28, 2005

ENDEVCO, INC.
(Exact name of registrant as specified in its charter)

State of Texas	001-31433	74-2142545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2425 Fountainview Dr., Suite 215
Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 977-4662
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Press Release

EnDevCo Acquires Interest in Offshore Production Potential

HOUSTON, Nov. 28 /PRNewswire-FirstCall/ -- EnDevCo, Inc. (OTC Bulletin Board: ENDE.OB) the Energy Development Company, today announced details of a Farmin agreement covering East Cameron Block 71 located in Federal OCS Waters offshore South Louisiana.  The Company has obtained the necessary debt financing for the project and has identified a rig to begin the initial well re-completion designed to establish estimated daily production of 3,000 barrels of oil equivalent (BOE) per day.

EnDevCo has designated Open Choke Energy, LLC as the project Operator who will re-enter the existing East Cameron 71-7 well and attempt to complete the prolific "OC" pay sand.  In the event that this re-entry is not successful, EnDevCo has the right to drill a replacement well to test the OC sand within a reasonable timeframe.  The Farmin agreement was secured from Noble Energy, Inc., Mariner Energy, Inc., and Entech Enterprises, Inc. and grants EnDevCo an assignment of their operating rights down to a depth of 12,600 feet upon the initial commercial completion of the OC sand.  Before payout, Noble, Mariner and Entech will together retain a total 8.33% overriding royalty interest which can be converted at their option to a 25% working interest after payout.

Pursuant to a joint participation agreement between EnDevCo and Open Choke, EnDevCo will earn 1/3 and Open Choke will earn 2/3 of the rights in this farmout.  This joint participation agreement also secures EnDevCo's access to the production platforms on East Cameron Block 71/72 Field that are currently producing approximately 20 million cubic feet of gas per day and which are equipped with all necessary production facilities and pipelines to support increased oil and gas production resulting from drilling and completing new wells.

Concurrent with the well recompletion program, the state of the art 3D seismic previously acquired over East Cameron Block 71 will be utilized to identify additional drilling locations to fully realize a possible reserves potential of 2 million BOE.

This press release includes certain "forward-looking statements".  The forward-looking statements reflect the beliefs, expectations, objectives, and goals of EnDevCo, Inc. management with respect to future events and financial performance.  They are based on assumptions and estimates, which are believed reasonable at the time such statements are made.  However, actual results could differ materially from anticipated results.  Important factors that may impact actual results include, but are not limited to commodity prices, political developments, legal decisions, market and economic conditions, industry competition, the weather, changes in financial markets and changing legislation and regulations. The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 21E of the Securities and Exchange Act of 1934, as amended.

EnDevCo, Inc. is a dynamic and growing energy company establishing an identity consistent with its business development activities.  EnDevCo maintains offices in Houston and Dallas, Texas.  For more information on EnDevCo visit http://www.endevcoinc.com.

Source: EnDevCo, Inc.

Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnDevCo, Inc.

LARRY SWIFT                        Date: November 28, 2005
LARRY SWIFT
CHIEF FINANCIAL OFFICER